Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet of TMC as of June 30, 2021 and the unaudited pro forma condensed combined statement of operations of TMC for the six months ended June 30, 2021 and the year ended December 31, 2020 present the combination of the financial information of SOAC and DeepGreen after giving effect to the Business Combination, PIPE Financing and related adjustments described in the accompanying notes. SOAC and DeepGreen are collectively referred to herein as the “Companies,” and the Companies, subsequent to the Business Combination and the PIPE Financing, are referred to herein as “TMC.”

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 give pro forma effect to the Business Combination and PIPE Financing as if they had occurred on January 1, 2020. The unaudited pro forma condensed combined balance sheet as of June 30, 2021 gives pro forma effect to the Business Combination and PIPE Financing as if they were completed on June 30, 2021.

The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with the audited historical financial statements of each of SOAC and DeepGreen and the notes thereto, as well as the disclosures contained in the sections titled “SOAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “DeepGreen’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” contained elsewhere in this filing.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what TMC’s financial condition or results of operations would have been had the Business Combination and PIPE Financing occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of TMC. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of this filing and are subject to change as additional information becomes available and analyses are performed.

On March 4, 2021, SOAC entered into the Business Combination Agreement with DeepGreen. SOAC has changed its jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing as a company under the laws of British Columbia, Canada, upon which SOAC has changed its name to “TMC the metal company Inc.” On the Closing Date, promptly following the Continuance, pursuant to the Arrangement, (i) SOAC has acquired all of the issued and outstanding DeepGreen Common Shares, (ii) the shareholders and the optionholders of DeepGreen are entitled to receive, in exchange for their DeepGreen Common Shares or DeepGreen Options, as applicable, an aggregate of (a) 203,874,981 TMC Common Shares, (b) the DeepGreen Earnout Shares, or, as applicable, options to purchase such TMC Common Shares and DeepGreen Earnout Shares, (iii) DeepGreen has become a wholly-owned subsidiary of TMC and (iv) DeepGreen and NewCo Sub have amalgamated to continue as one unlimited liability company existing under the laws of British Columbia. In addition, the Allseas Warrant has been assumed by TMC and has become a warrant to purchase TMC Common Shares upon the consummation of the Business Combination, in accordance with its terms.

The historical financial information of SOAC and DeepGreen has been adjusted in the unaudited pro forma condensed combined financial information to give effect to events that are (1) directly attributable to the Business Combination and the PIPE Financing and (2) factually supportable. The pro forma adjustments are prepared to illustrate the effect of the Business Combination and the PIPE Financing and certain other adjustments.

The Business Combination will be accounted for as a reverse recapitalization because DeepGreen has been determined to be the accounting acquirer under Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The determination is primarily based on the evaluation of the following facts and circumstances:

●	the pre-combination equityholders of DeepGreen will hold the majority of voting rights in TMC;

●	the pre-combination equityholders of DeepGreen will have the right to appoint the majority of the directors on the TMC Board;

●	the senior management of DeepGreen will comprise the senior management of TMC; and

●	the operations of DeepGreen will comprise the ongoing operations of TMC.

Under the reverse recapitalization model, the Business Combination will be treated as DeepGreen issuing equity for the net assets of SOAC, with no goodwill or intangible assets recorded. Transaction costs that were direct and incremental to the Business Combination will be recorded in equity in the balance sheet to offset against proceeds.

The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the pro forma adjustments as any change in the deferred tax balance would be offset by an increase in the valuation allowance given that DeepGreen incurred significant losses during the historical periods presented.

The following summarizes the pro forma TMC Common Shares outstanding based on actual redemptions of 27.3 million shares for $272.9 million:

	Shares	%
SOAC Public Shareholders	2,721,343	1.2%
SOAC Initial Shareholders	6,759,000	3.0%
Total SOAC	9,480,343	4.2%

DeepGreen Metals shareholders	203,874,981	90.9%
PIPE Investor(s)	11,030,000	4.9%
Total Shares at Closing	224,385,324	100.0%

The following unaudited pro forma condensed combined balance sheet as of June 30, 2021 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 are based on the historical financial statements of SOAC and DeepGreen.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of June 30, 2021

(Amounts in U.S. dollars, except per share data)

	SOAC (Historical)	DeepGreen Metals (Historical)	Pro Forma Transaction Adjustments		Combined Pro Forma
ASSETS
Current
Cash and equivalents	$293,323	$16,880,031	$27,217,744	2a	$121,198,478
	-	-	110,300,000	2b	-
	-	-	(33,492,620)	2g	-
Receivable and prepayments	133,778	55,116	-		188,894
Total Current	427,101	16,935,147	104,025,124		121,387,372
Non-Current
Exploration licenses	-	43,150,319	-		43,150,319
Equipment	-	1,515,101	-		1,515,101
Operating lease right-of-use assets	-	-	-		-
Investments and cash held in Trust Account	300,078,204	-	(300,078,204)	2a	-
Total non-current	300,078,204	44,665,420	(300,078,204)		44,665,420
TOTAL ASSETS	$300,505,305	$61,600,567	$(196,053,080)		$166,052,792

LIABILITIES
Current
Accounts payable and accrued liabilities	$7,289,022	$9,033,765	$(6,712,817)	2g	$9,609,970
Allseas milestone payments	-	-	9,359,223	2j	9,359,223
Warrant liability	35,755,000	-	(21,600,000)	2k	14,155,000
Deferred underwriter compensation	10,500,000	-	(10,500,000)	2g	-
Total current	53,544,022	9,033,765	(29,453,594)		33,124,193
Non-Current
Convertible debentures	-	26,160,589	(26,160,589)	2i	-
Deferred tax liability	-	10,675,366	-		10,675,366
Total Non-current liabilities	-	36,835,955	(26,160,589)		10,675,366
Total liabilities	53,544,022	45,869,720	(55,614,183)		43,799,559
COMMITMENTS
Class A ordinary shares, $0.0001 par value; 30,000,000 shares subject to possible redemption at $10.00 per share at June 30, 2021	300,078,204	-	(300,078,204)	2c	-
EQUITY
Common shares (unlimited shares, no par value – issued: 170,827,222)	-	188,900,923	(188,900,923)	2h	-
Preferred shares (unlimited share, no par value – issued: 550,000)	-	550,000	(550,000)	2h	-
Common shares to be issued	-	-	-	2h	-
Reserves - Other	-	-	-	2h	-
Reserves - Options	-	-	-	2h	-
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-	-		-
TMC Common Shares without par value	-	-	110,300,000	2b	283,732,532
	-	-	27,217,744	2a, 2c	-
	-	-	750	2e	-
	-	-	(53,117,671)	2d	-
	-	-	(16,279,803)	2g	-
	-	-	189,450,923	2h	-
	-	-	26,160,589	2i	-
Class A ordinary shares, $0.0001 par value; 300,000,000 shares authorized; -0- shares issued and outstanding (excluding 30,000,000 shares subject to possible redemption) at June 30, 2021	-	-	-	2c	-
Class B ordinary shares, $0.0001 par value; 30,000,000 shares authorized; 7,500,000 shares issued and outstanding at June 30, 2021	750	-	(750)	2e	-
Class A Special Shares, no par value; 4,448,259 issued and outstanding	-	-	-	2f	-
Class B Special Shares, no par value; 8,896,399 issued and outstanding	-	-	-	2f	-
Class C Special Shares, no par value; 8,896,399 issued and outstanding	-	-	-	2f	-
Class D Special Shares, no par value; 17,792,922 issued and outstanding	-	-	-	2f	-
Class E Special Shares, no par value; 17,792,922 issued and outstanding	-	-	-	2f	-
Class F Special Shares, no par value; 17,792,922 issued and outstanding	-	-	-	2f	-
Class G Special Shares, no par value; 22,241,179 issued and outstanding	-	-	-	2f	-
Class H Special Shares, no par value; 22,241,179 issued and outstanding	-	-	-	2f	-
Class I Special Shares, no par value; 500,000 issued and outstanding	-	-	-	2e	-
Class J Special Shares, no par value; 741,000 issued and outstanding	-	-	-	2e	-
Additional paid-in capital	-	74,068,708	21,600,000	2k	95,668,708
Accumulated Other Comprehensive Loss	-	(1,215,685)	-		(1,215,685)
Deficit	(53,117,671)	(246,573,099)	53,117,671	2d	(255,932,322)
			(9,359,223)	2j
TOTAL EQUITY	(53,116,921)	15,730,847	159,639,307		122,253,233
TOTAL LIABILITIES AND EQUITY	$300,505,305	$61,600,567	$(196,053,080)		$166,052,792

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the six months ended June 30, 2021

(Amounts in thousands of U.S. dollars, except per share data)

	SOAC (Historical)	DeepGreen Metals (Historical)	Pro Forma Adjustments		Combined Pro Forma
Operating expenses
General and administrative expenses	$6,490,059	$-	$-		$6,490,059
Exploration and evaluation expenditures	-	54,736,036	-		54,736,036
Allseas milestone and expense	-	-	2,343,042	3b	2,343,042
Consulting fees	-	1,039,425	-		1,039,425
Investor relations	-	2,582,554	-		2,582,554
Office and sundry	-	209,518	-		209,518
Professional fees	-	4,695,779	-		4,695,779
Salaries and wages	-	731,098	-		731,098
Director fees	-	155,034	-		155,034
Common Share options-based payments	-	18,684,122	-		18,684,122
Transfer agent and filing fees	-	3,280	-		3,280
Travel	-	164,963	-		164,963
	6,490,059	83,001,809	2,343,042		91,834,910
Other items
Foreign exchange loss	-	52,503	-		52,503
Change in fair value of warrant liability	(21,175,000)	-	12,150,000	3d	(9,025,000)
Interest expense	-	660,589	(660,589)	3c	-
Gain / Interest income	(9,125)	-	9,125	3a	-
(Income) loss for the period	$(14,694,066)	$83,714,901	$13,841,578		$82,862,413
Other comprehensive income to be reclassified to profit and loss in subsequent periods
Currency translation differences	-	26	-		26
Comprehensive (income) loss for the period	$(14,694,066)	$83,714,927	$13,841,578		$82,862,439
(Income) loss per share
- Basic and diluted	$1.46	$0.50	-		$0.37
Weighted Average Number of Common Shares Outstanding	10,031,583	167,943,190	-		224,385,324

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the year ended December 31, 2020

(Amounts in thousands of U.S. dollars, except per share data)

	SOAC (Historical)	DeepGreen Metals (Historical)	Pro Forma Adjustments		Combined Pro Forma
Operating expenses
General and administrative expenses	$3,003,654	$-	$-		$3,003,654
Exploration and evaluation expenditures	-	48,881,445	-		48,881,445
Allseas milestone and expense	-	-	7,016,181	3b	7,016,181
Consulting fees	-	1,385,882	-		1,385,882
Investor relations	-	857,810	-		857,810
Office and sundry	-	303,006	-		303,006
Professional fees	-	663,293	-		663,293
Salaries and wages	-	915,855	-		915,855
Director fees	-	195,101	-		195,101
Common Share options-based payments	-	3,263,131	-		3,263,131
Transfer agent and filing fees	-	6,023	-		6,023
Travel	-	132,821	-		132,821
	3,003,654	56,604,367	7,016,181		66,624,202
Other items
Foreign exchange loss	-	80,447	-		80,447
Change in fair value of warrant liability	32,730,000	-	(19,050,000)	3d	13,680,000
Offering costs allocated to derivative warrant liabilities	877,647	-	-		877,647
Gain / Interest income	(69,246)	(53,435)	69,246	3a	(53,435)
Loss for the year	$36,542,055	$56,631,379	$(11,964,573)		$81,208,861
Other comprehensive income to be reclassified to profit and loss in subsequent periods
Currency translation differences	-	125	-		125
Comprehensive loss for the year	$36,542,055	$56,631,504	$(11,964,573)		$81,208,986
Loss per share
- Basic and diluted	$3.50	$0.37			$0.36
Weighted Average Number of Common Shares Outstanding	10,464,651	154,224,664			224,385,324

Note 1. Basis of Pro Forma Presentation

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are described elsewhere in this filing and are directly attributable to the Business Combination and factually supportable.

The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor do they purport to project the future consolidated results of operations or financial position of the combined company. They should be read in conjunction with the unaudited and audited consolidated financial statements and notes thereto of each of SOAC and DeepGreen as at and for the six months ended June 30, 2021 and the year ended December 31, 2020, respectively, and included elsewhere in this filing.

There were no significant intercompany balances or transactions between SOAC and DeepGreen as of the date and for the periods of these unaudited pro forma condensed combined financial statements.

TMC is currently negotiating certain employment agreements for the post-closing entity. Based on the preliminary terms, these agreements would result in an increase in compensation cost on a pro forma basis. However, as these employment agreements are preliminary and not yet executed, no pro forma adjustment has been made because such amounts are not known and are deemed not factually supportable at this time.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of ordinary shares outstanding, assuming the Business Combination and related transactions occurred on January 1, 2020.

Note 2. Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2021 are as follows:

a)	Reflects the reclassification of $300.1 million of cash and cash equivalents held in SOAC’s trust account offset by actual redemptions of 27.3 million shares for $272.9 million or net reclassification of $27.2 million that becomes available for transaction expenses and operating activities following the Business Combination.

b)	Reflects the gross cash proceeds from the PIPE Financing of 11.0 million TMC Common Shares for $110.3 million from PIPE Investors.

c)	Represents the reclassification of 2.7 million shares ($27.2 million) of $0.0001 par value SOAC ordinary shares to permanent equity which were previously subject to redemption. Of the 30 million shares previously issued with a value of $300.1 million, shareholders redeemed 27.3 million shares for $272.9 million. The reclassified shares are converted to TMC Common Stock with no par.

d)	Reflects the elimination of SOAC’s historical deficit.

e)	Reflects the reclassification of SOAC Class B ordinary shares. 6.8 million Class B ordinary shares will be converted on a one-for-one basis to TMC Common Shares, 0.7 million Class B common shares will be converted to Class J Special Shares and 0.5 million Class I Special Shares, all of which will be issued to the Sponsor group as part of the Business Combination.

f)	Reflects the issuance of 135 million DeepGreen Earnout Shares (Class A through Class H) issued to DeepGreen Shareholders and holders of DeepGreen Options upon the exercise of such DeepGreen Options, as additional consideration for the Business Combination, which will automatically convert in accordance with their terms based on certain TMC Common Share price thresholds.

g)	Reflects the payment of SOAC and DeepGreen transaction costs of $33.5 million, expected to be incurred related to the closing of the Business Combination. Of that amount, $10.5 million relates to the cash settlement of deferred underwriter compensation incurred as part of SOAC’s IPO to be paid upon the consummation of a Business Combination. The remaining transaction costs of $23.0 million include direct and incremental costs, such as legal, third party advisory, investment banking, other miscellaneous fees and equity financing fees associated with the PIPE Financing described at Note 2(b). Transaction costs previously incurred that are not direct and incremental to the transaction have been included within the historical statement of operations of DeepGreen and SOAC.

h)	Reflects the recapitalization of DeepGreen, including the reclassification of historical equity to TMC Common Shares and Additional Paid in Capital.

i)	Reflects the conversion of DeepGreen’s convertible debentures into DeepGreen Common Shares immediately prior to the Business Combination reflected in equity.

j)	Reflects the impact of the Third Amendment to the Pilot Mining Test Agreement (“PMTA”) executed on March 4, 2021. This agreement became effective upon the successful completion of the Business Combination and amends previous terms to the Second Amendment to the PMTA. Amount other things, this amendment issues up to 10 million warrants of DeepGreen which will then apply the exchange ratio similar to other DeepGreen Common Shares and allows for three potential milestone payments of $10 million each. The adjustment reflects the accumulated amortization form the beginning of the first amendment as the payments are for R&D related services being evaluated in accordance with ASC 730. The third milestone liability is not determined to be probable at the time of the Business Combination in accordance with ASC 450. The warrants are contingent upon a successful completion of the PMTA as defined therein and will be accounted for under ASC 718 as share based compensation for goods and services with a performance condition. The performance condition is not determined to be probable at the time of the Business Combination and therefore, no adjustment has been reflected related to the warrants. Refer to Note 3(b) for discussion of the impact to the statement of operations associated with this amendment.

k)	Reflects the reclassification of the public warrants from liability to equity. Upon the closing of the transaction, the public warrants have been determined to meet the indexation criteria and equity classification criteria in accordance with ASC 815-40. The primary change resulting in the reclassification is the change in capital structure whereby a tender offer for the TMC common stock would result in a change in control, primarily resulting from TMC having a single voting class of common stock compared to the two classes of common stock at SOAC. Refer to Note 3(d) for the impact to the statement of operations associated with this reclassification.

Note 3. Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and the year ended December 31, 2020, are as follows:

a)	Represents the elimination of interest income on SOAC’s trust account for the six months ended June 30, 2021 and the year ended December 31, 2020.

b)	Represents the amortization of the first two milestone payments associated with the third amendment to the PMTA over the effective life of the service period which was determined to start in July 2019 as the effective date of the first contract through September 2023 as the date of expected completion. The expense recognized for the year ended December 31, 2020 includes the expense from July 2019 through December 2020 while the expense included in the six months ended June 30, 2021 represents the amortization of expense for that period. Refer to Note 2(j) for further discussion.

c)	Represents the elimination of the historical interest expense associated with the convertible debentures which converted to DeepGreen common stock immediately prior to the closing of the Business Combination.

d)	Represents the elimination of $12.2 million of historical fair value gains and $19.1 million of historical fair value losses associated with the public warrants for the six months ended June 30, 2021 and year ended December 31, 2020, respectively. The elimination of these fair value adjustments to the public warrants is a result of the public warrants being classified within equity upon closing of the Business Combination. Refer to Note 2(k) for more information.

Note 4. Loss Per Share

Pro Forma Weighted Average Shares (Basic and Diluted)

The following pro forma weighted average shares calculations have been performed for the six months ended June 30, 2021 and for the year ended December 31, 2020. The unaudited condensed combined pro forma loss per share (“LPS”), basic and diluted, are computed by dividing loss by the weighted-average number of shares of common stock outstanding during the period.

Prior to the Business Combination, SOAC had two classes of shares: Class A ordinary shares and Class B ordinary shares. The Class B ordinary shares are held by the Sponsor and directors. In connection with the closing of the Business Combination, each currently issued and outstanding SOAC Class B ordinary share not converted into Sponsor Earnout Shares automatically converted on a one-for-one basis, into SOAC Class A ordinary shares. Each currently issued and outstanding SOAC Class A ordinary share has been renamed, and will have the rights and restrictions attached to the, TMC Common Shares.

SOAC has 15 million outstanding public warrants sold during its initial public offering and 9.5 million warrants sold in a private placement, resulting in warrants to purchase an aggregate of 24.5 million Class A ordinary shares following the initial public offering. The warrants are exercisable at $11.50 per share which exceeded the average market price of SOAC’s Class A ordinary shares for the six months ended June 30, 2021 and the year ended December 31, 2020, and were considered anti-dilutive and excluded from the loss per share calculation. These warrants continue through to become warrants of TMC with the same rights.

In connection with the closing of the Business Combination, a total of 136.2 million TMC Special Shares are outstanding (or will be underlying outstanding options) and convertible into TMC Common Shares if the TMC Common Share applicable price threshold is exceeded following the closing of the Business Combination. Because these underlying TMC Common Shares are contingently issuable based upon the price of the TMC Common Shares reaching specified thresholds that are not currently met, these contingent shares have been excluded from basic loss per share. The TMC Special Shares should be considered for diluted loss per share, however, these securities would be anti-dilutive given the historical pro forma net loss and have therefore, been excluded from diluted pro forma loss per share.

As part of the normal course of business, DeepGreen issued warrants to Allseas that shall be assumed by TMC upon consummation of the Business Combination and become exercisable into a variable number of TMC Common Shares, contingent upon the successful completion of the PMTS. The amount of TMC Common Shares to be issued upon exercise of the Allseas Warrant will vary depending on the date of successful completion of the PMTS. The Allseas Warrant has an exercise price of $0.01 per TMC Common Share and is not considered dilutive until the successful completion of the PMTS.

As a result, pro forma diluted LPS is the same as pro forma basic LPS for the periods presented.

	For the six months ended June 30, 2021	For the year ended December 31, 2020
	Pro Forma Combined	Pro Forma Combined

Pro forma net loss attributable to common shareholders - basic and diluted	$82,862,413	$81,208,861
Weighted average shares outstanding - basic and diluted	224,385,324	224,385,324
Pro Forma Loss Per Share - basic and diluted	$0.37	$0.36

Pro Forma Weighted Average Shares - Basic and Diluted
SOAC Public Shareholders	2,721,343	2,721,343
SOAC Initial Shareholders	6,759,000	6,759,000
Total SOAC	9,480,343	9,480,343

DeepGreen Metals shareholders	203,874,981	203,874,981
PIPE Investor(s)	11,030,000	11,030,000
Total Pro Forma Weighted Average Shares - basic and diluted	224,385,324	224,385,324